Exhibit 99.1

BitNile Holdings Announces 2023 Revenue Guidance of More Than $200 Million

Revenue guidance for 2023 includes expected revenue from the recently announced agreement to purchase assets from Circle 8 Crane Services, and excludes revenue from TurnOnGreen and Giga-tronics, which are expected to be spun off during 2023

LAS VEGAS--(BUSINESS WIRE) – November 30, 2022 -- BitNile Holdings, Inc. (NYSE American: NILE), a diversified holding company (“BitNile” or the “Company”), today announced revenue guidance for 2023 of more than $200 million, including anticipated revenue from the recently announced agreement to purchase assets of Circle 8 Crane Services (“Circle 8”), but excluding revenue from Imperalis Holding Corp. (to be renamed TurnOnGreen, Inc.) (“TurnOnGreen”) and Giga-tronics Incorporated (“GIGA”), both of which have been announced as future spin-offs from the Company.

The Company notes that all estimates and other projections are subject to a number of factors that could result in decreased revenue for fiscal 2023, including, but in no way not limited to: (i) the unforeseen delays in delivery and installation of Bitcoin miners, (ii) the volatility in, and downward pressure on, Bitcoin’s market price, (iii) the increase in the mining difficulty level, (iv) whether the Company will close the acquisition of Circle 8, (v) revenues and profits generated by its wholly owned subsidiary Ault Lending, LLC, (vi) the Company’s operations in the oil and gas industry and the potential continuation of falling crude oil prices, and (vii) a significant number of other factors that could adversely impact the results of production or operations.

Milton “Todd” Ault, III, the Company’s Executive Chairman, stated, “We have made substantial investments in our data center, mining operations and other business segments, which we believe will all contribute to the expected top line growth for 2023. We believe revenues from the Singing Machine Company, our hotel operations and the crane company, if acquired, will add stability to our gross margins in the future. We expect our capital expenditures to decrease given the last three years of heavy investment. As I have said before, we are focused more than ever on enhancing stockholder value and continuing to improve our financial results under difficult conditions in the marketplace.”

For more information on BitNile and its subsidiaries, BitNile recommends that stockholders, investors, and any other interested parties read BitNile’s public filings and press releases available under the Investor Relations section at www.BitNile.com or available at www.sec.gov.

About BitNile Holdings, Inc.

BitNile Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, BitNile owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including oil exploration, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics, hotel operations and textiles. In addition, BitNile extends credit to select entrepreneurial businesses through a licensed lending subsidiary. BitNile’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.BitNile.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” “considering” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8- K. All filings are available at www.sec.gov and on the Company’s website at www.BitNile.com.

BitNile Holdings Investor Contact:

IR@BitNile.com or 1-888-753-2235